Exhibit 10.12

AGREEMENT

This AGREEMENT (this “Agreement”) is made as of this 28th day of October, 2019 by and between Cornix LLC (“Buyer”) and Chardan Healthcare Acquisition Corp. (“CHAC”).

WHEREAS, CHAC was organized for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, an operating business; and

WHEREAS, CHAC has entered into that certain Merger Agreement, dated as of July 16, 2019 by and among CHAC, BiomX Ltd., CHAC Merger Sub Ltd., and Shareholder Representative Services LLC.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

Purchase and sale

Section 1.01 Buyer hereby agrees with CHAC to purchase $300,000 of shares (the “Shares”) of CHAC’s common stock in the public markets or in privately negotiated transactions no later than the-three month anniversary after this Agreement is disclosed publicly by CHAC. Buyer will furnish to CHAC trade confirmations (or such other documentation as is reasonably satisfactory to CHAC) to evidence the purchase of the Shares.

Section 1.02 In respect of the Shares, Buyer agrees that it will not (1) offer for sale, sell, pledge, grant any option to purchase or otherwise dispose of (collectively, a “Disposition”) any Shares for a period commencing on the date hereof and ending on the termination date of the Agreement, inclusive (the “Lock-Up Period”), (2) exercise or seek to exercise or effectuate in any manner any rights of any nature that Buyer has or may have hereafter to require the Company to register under the Act the undersigned’s sale, transfer or other disposition of any of the Shares, or (3) engage, directly or indirectly (including through any entity deemed to be an “affiliate” of Buyer under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) in any hedging, collar (whether or not for any consideration) or other transaction that is designed to or reasonably expected to lead or result in a Disposition of Shares during the Lock-Up Period, even if such Shares would be disposed of by someone other than such holder, and such prohibited hedging or other transactions would include any short sale or any purchase, sale or grant of any right (including any put or call option or reversal or cancellation thereof) with respect to any Shares or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Shares.

Section 1.03 The execution and delivery of this Agreement and performance in accordance with the terms of this Agreement have been duly authorized on Buyer’s behalf by all necessary action, Buyer’s entry into this Agreement and the performance of its obligations hereunder will not in any way be limited by any provision of Buyer’s formation and operating agreements or by any other legal, contractual, regulatory or other restrictions to which such entry and performance may be subject. Buyer has made all notifications and obtained all consents, approvals and authorizations required by its formation and operating agreements, the law or any other applicable regulations for or in connection with this Agreement. The purchase of the Shares does not conflict with, result in a breach or violation of, or constitute a default under: (A) any agreement or instrument to which Buyer is a party or by which Buyer or any of its properties or assets is bound; (B) any statute, rule or regulation applicable to, or any order of any court or governmental agency with jurisdiction over Buyer or its assets or properties; and (C) any policy of Buyer or other internal rules or regulations applicable to Buyer, including, but not limited to, Counterparty’s window, blackout or other similar policy. Buyer is not aware of any material non-public information (within the meaning of Rule 10b5-1 under the Exchange Act) concerning CHAC and the entry into and performance by it of its obligations under this Agreement does not and will not constitute a violation by it or any of its affiliates of applicable law or regulation prohibiting “insider trading.” Neither Buyer nor any person acting on Buyer’s behalf has engaged in any behavior which is designed to cause, has caused, or might reasonably be expected to cause, manipulation of the price of any security of CHAC and it is not entering into this Agreement to create actual or apparent trading activity in any Shares (or any security convertible into or exchangeable for any shares of CHAC’s capital stock) or to raise or depress or otherwise manipulate the price of any shares of common stock of CHAC (or any security convertible into or exchangeable for any shares of common stock of CHAC) or otherwise in violation of the Exchange Act.

ARTICLE II

Miscellaneous

Section 2.01 Termination. This Agreement shall terminate on the earlier of (i) the six month anniversary of the last purchase date of Shares, and (ii) the date that the per share closing price of CHAC’s common stock has been in excess $15.00 per share for three consecutive trading days.

Section 2.02 Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement or any counterpart may be executed via facsimile transmission, and any such executed facsimile copy shall be treated as an original.

Section 2.03 Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of New York. Each of the parties hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall, to the fullest extent applicable, be brought and enforced first in the Southern District of New York, then to such other court in the State of New York as appropriate and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Section 2.04 Remedies Cumulative. Each of the parties hereto acknowledges and agrees that, in the event of any breach of any covenant or agreement contained in this Agreement by the other party, money damages may be inadequate with respect to any such breach and the non-breaching party may have no adequate remedy at law. It is accordingly agreed that each of the parties hereto shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to seek injunctive relief and/or to compel specific performance to prevent breaches by the other party hereto of any covenant or agreement of such other party contained in this Agreement.

Section 2.05 Severability. If any term, provision or covenant of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated

Section 2.06 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

Section 2.07 Headings. The descriptive headings of the Sections hereof are inserted for convenience only and do not constitute a part of this Agreement.

Section 2.08 Entire Agreement; Changes in Writing. This Agreement constitutes the entire agreement among the parties hereto and supersedes and cancels any prior agreements, representations and warranties, whether oral or written, among the parties hereto relating to the transaction contemplated hereby. Neither this Agreement nor any provision hereof may be changed or amended orally, but only by an agreement in writing signed by the other party hereto.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth on the first page of this Agreement.

CORNIX LLC

By:	/s/ Steven Urbach
Name:	Steven Urbach
Title:	President

CHARDAN HEALTHCARE ACQUISITION CORP.

By:	/s/ Jonas Grossman
Name:	Jonas Grossman
Title:	Member

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